EXHIBIT 99.1
HOLLYWOOD MEDIA CORP. REPORTS
SECOND QUARTER 2007 RESULTS
Second Quarter Revenues Increase 25.3% to $39.6 Million
Second Quarter Broadway Ticketing Revenues Up 28.8% to $34.8 Million
(Boca Raton, FL — August 9, 2007) — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today reported financial results for the second quarter ended June 30, 2007.
SECOND QUARTER 2007 FINANCIAL RESULTS
As previously reported, Hollywood Media’s Baseline StudioSystems business unit was sold to The New York Times Company in August 2006. For purposes of the financial results presented in this press release in accordance with GAAP, the operating results of Baseline StudioSystems for the second quarter of 2006 are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for that period. This presentation provides more meaningful year-to-year comparisons of Hollywood Media’s continuing operations.
Hollywood Media’s net revenues for the three months ended June 30, 2007 increased 25.3 percent to $39.6 million compared to $31.6 million for the second quarter of 2006.
EBITDA (Modified)* for the second quarter of 2007 was a loss of $847,108 compared to a loss of $139,015 for the second quarter of 2006. For comparison purposes, note that EBITDA (Modified) for the second quarter of 2006 includes a non-cash gain of $584,000 due to a derivative liability which no longer exists as a result of its elimination to additional paid-in capital in accordance with a change in accounting pronouncements effective January 1, 2007. EBITDA (Modified) results for the second quarter of 2007 were also impacted by several factors discussed in the business review section below.
The loss from continuing operations for the second quarter of 2007 was $1.4 million, compared to a $1.2 million loss from continuing operations in the second quarter of 2006.
Net loss for the second quarter of 2007 was $1.4 million, or a loss of $0.04 per basic and diluted share. Net loss for the second quarter of 2006 was $1.0 million, or $0.03 per basic and diluted share. Net loss for the second quarter of 2006 includes $191,599 of income from Baseline StudioSystems, which represents the re-classified activities for the period reported as discontinued operations.
The Company’s cash and cash equivalents on hand were $12.6 million at June 30, 2007, as compared to cash and cash equivalents of $20.7 million at March 31, 2007. This decrease was due in part to the Company’s full repayment in May 2007 of $7.0 million principal amount of senior unsecured notes. The cash and cash equivalents balance at June 30, 2007 does not include a $2.8 million cash portion of the purchase price for Baseline StudioSystems, currently held in escrow and expected to be released to Hollywood Media in August 2007 under the terms of the sale.

HOLLYWOOD MEDIA CORP. REPORTS SECOND QUARTER 2007 RESULTS
“Our second quarter revenue performance benefited from the contribution of our Broadway Ticketing business, which represented nearly 88% of revenues in the period,” commented Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “In addition to realizing strong revenue from this business during the period, we also positioned it for future gains as we look toward the important fourth quarter holiday season after the traditionally seasonally slow third quarter. We also expect to leverage pricing against increasing demand in a more favorable regulatory environment while maintaining our business model of offering quality Broadway tickets at reasonable prices.”
Mr. Rubenstein continued, “While our day-to-day emphasis remains on improving operating performance for our Company as a whole, we also remain very active in exploring a number of opportunities as part of our ongoing strategic review process.”
SECOND QUARTER 2007 BUSINESS REVIEW
During the second quarter of 2007, Broadway Ticketing revenues were $34.8 million, a 28.8 percent increase as compared to the second quarter of 2006.
EBITDA* for the Broadway Ticketing division in the second quarter of 2007 was $990,198, a 6.8 percent increase as compared to the second quarter of 2006. EBITDA for the segment was impacted by temporary redundant lease expense of $181,243 during the second quarter of 2007 as the Company consolidates its New York offices and $175,000 for a new outdoor advertising initiative launched in June 2007 targeting the New York tri-state area, the revenue impact of which is expected in the fourth quarter of this year.
Deferred revenue related to Broadway Ticketing was $20.2 million as of June 30, 2007, up 12.0 percent compared to $18.0 million of deferred revenue as of June 30, 2006.
The net loss for the Company’s U.K.-based Theatre.com operations was $46,659 in the second quarter of 2007 compared to a loss of $324,278 in the first quarter of 2007. The reduced loss was a result of management’s emphasis on containing costs as it refines its operating model in this emerging business.
The Company’s Data Business segment (excluding the discontinued operations of Baseline StudioSystems) contributed revenue of $1.6 million during the second quarter of 2007, an increase of 3.2 percent from the prior-year period. The Data Business EBITDA* increased by $77,758 or 14.9 percent from $520,412 in the second quarter of 2006 to $598,170 in the second quarter of 2007.
Revenues for the Ad Sales segment increased 3.3 percent from the prior-year period to $2.8 million in the second quarter of 2007. The Ad Sales segment includes Hollywood.com’s revenues from selling advertising on Hollywood.com, commissions received from advertising sold on MovieTickets.com by Hollywood.com, and CinemasOnline’s revenues from selling advertising in the U.K. on theatre Web sites and plasma screens.

HOLLYWOOD MEDIA CORP. REPORTS SECOND QUARTER 2007 RESULTS
EBITDA* for the Ad Sales segment was a loss of $53,213 in the second quarter of 2007, compared to a gain of $276,023 in the second quarter of 2006. EBITDA for the recent period was impacted by the continued investment in the expansion of the segment’s ad sales force. The Company has also recently hired a new President of Hollywood.com to oversee sales and editorial for Hollywood.com.
SELECT SEGMENT HIGHLIGHTS
The following tables provide revenue, EBITDA* and net income data for our three highest revenue generating segments: Broadway Ticketing, Data Business and Ad Sales. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s condensed consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended June 30th (“Q2”)
Net Revenue

	Q2 2007	Q2 2006	% Change
Broadway Ticketing	$34,750,569	$26,990,600	28.8%
Data Business	$1,639,295	$1,588,160	3.2%
Ad Sales	$2,845,876	$2,756,022	3.3%
EBITDA*

	Q2 2007	Q2 2006	% Change
Broadway Ticketing (a)	$990,198	$927,352	6.8%
Data Business	$598,170	$520,412	14.9%
Ad Sales	$(53,213)	$276,023	-119.3%
Net Income (Loss)

	Q2 2007	Q2 2006	% Change
Broadway Ticketing (a)	$934,269	$861,130	8.5%
Data Business(b)	$538,161	$476,702	12.9%
Ad Sales	$(272,418)	$(16,713)	-1,530.0%

(a)	The Broadway Ticketing segment’s EBITDA and Net Income in the second quarter of 2007 as compared to the second quarter of 2006 was negatively impacted by temporary redundant lease expense of $181,243 during the second quarter of 2007 as the Company consolidates its New York offices and $175,000 for a new outdoor advertising initiative launched in June 2007, the revenue impact of which is expected in the fourth quarter of this year.
(b)	Net Income (Loss) for the Data Business segment represents Net Income from continuing operations.

HOLLYWOOD MEDIA CORP. REPORTS SECOND QUARTER 2007 RESULTS
TELECONFERENCE INFORMATION
Management will host a teleconference to discuss Hollywood Media’s 2007 second quarter financial results on Thursday, August 9, 2007 at 9:00 a.m. Eastern Time. To access the teleconference, please dial 800-418-6860 (U.S.) or 973-935-8756 (international) approximately five minutes prior to the start of the call. The reference passcode for the call is 9061372 . The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through August 16, 2007 and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int’l), passcode 9061372 . An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Data Business division including CinemaSource, EventSource, and ExhibitorAds; its Broadway Ticketing division including Broadway.com, 1-800-Broadway, Theatre Direct International, and London-based Theatre.com; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on Hollywood Media’s debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking

HOLLYWOOD MEDIA CORP. REPORTS SECOND QUARTER 2007 RESULTS
statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2006. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,616,083	$27,448,649
Receivables, net	3,930,807	4,161,240
Inventories held for sale	5,848,721	3,374,127
Deferred ticket costs	15,160,113	15,273,324
Prepaid expenses	2,839,284	2,453,424
Other receivables	2,603,772	2,603,416
Other current assets	3,236,004	3,031,344
Restricted cash	—	90,000

Total current assets	46,234,784	58,435,524

PROPERTY AND EQUIPMENT, net	2,235,507	2,052,679
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	283,113	282,714
INTANGIBLE ASSETS, net	1,646,957	1,918,369
GOODWILL	39,595,612	37,208,470
OTHER ASSETS	126,045	111,848

TOTAL ASSETS	$90,122,018	$100,009,604

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,791,074	$3,237,844
Accrued expenses and other	5,540,145	6,768,578
Deferred revenue	23,352,105	23,834,217
Customer deposits	1,807,346	1,775,713
Current portion of capital lease obligations	51,913	63,411
Senior unsecured notes, net	—	6,375,399

Total current liabilities	35,542,583	42,055,162

DEFERRED REVENUE	551,663	662,993
CAPITAL LEASE OBLIGATIONS, less current portion	114,991	43,542
MINORITY INTEREST	2,789	62,040
OTHER DEFERRED LIABILITY	304,196	62,986
DERIVATIVE LIABILITY	—	1,423,464

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 33,769,673 and 33,476,530 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	337,697	334,765
Additional paid-in capital	314,343,942	311,210,796
Accumulated deficit	(261,075,843)	(255,846,144)

Total shareholders’ equity	53,605,796	55,699,417

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$90,122,018	$100,009,604

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	SIX MONTHS ENDED		THREE MONTHS ENDED
	JUNE 30,		JUNE 30,
	2007	2006	2007	2006

NET REVENUES
Ticketing	$58,784,512	$45,436,255	$34,750,569	$26,990,600
Other	9,141,780	8,673,661	4,805,366	4,576,541

	67,926,292	54,109,916	39,555,935	31,567,141

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	50,176,228	37,924,753	29,964,352	23,177,800
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	3,993,379	3,360,059	2,037,594	1,674,975
Selling, general and administrative	8,168,931	7,278,119	3,902,577	3,280,216
Payroll and benefits	8,823,247	7,856,577	4,494,474	4,147,806
Depreciation and amortization	945,314	1,011,488	469,115	497,820

Total operating costs and expenses	72,107,099	57,430,996	40,868,112	32,778,617

Loss from operations	(4,180,807)	(3,321,080)	(1,312,177)	(1,211,476)

EQUITY IN EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES	875	(1,768)	671	(3,473)

OTHER INCOME (EXPENSE)
Interest, net	(320,286)	(1,183,962)	(138,615)	(559,696)
Change in derivative liability	—	344,000	—	584,000
Other, net	(1,526)	(82,734)	18,484	(57,566)

Loss from continuing operations before minority interest	(4,501,744)	(4,245,544)	(1,431,637)	(1,248,211)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	(382)	30,256	(10,370)	18,366

Loss from continuing operations	(4,502,126)	(4,215,288)	(1,442,007)	(1,229,845)

Income from discontinued operations	—	474,870	—	191,599

Net loss	$(4,502,126)	$(3,740,418)	$(1,442,007)	$(1,038,246)

Basic and diluted income (loss) per common share
Continuing operations	$(0.13)	$(0.13)	$(0.04)	$(0.04)
Discontinued operations	—	0.01	—	0.01

Total basic and diluted net (loss) per share	$(0.13)	$(0.12)	$(0.04)	$(0.03)

Weighted average common and common equivalent shares outstanding — basic and diluted	33,351,780	32,480,256	33,445,413	32,634,848

HOLLYWOOD MEDIA CORP.
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
For the Six Months Ended June 30, 2007
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$58,784,512	$3,288,016	$5,258,941	$478,693	$116,130	$—	$67,926,292

Operating Income (Loss)	1,302,061	1,090,391	(878,664)	(121)	(271,230)	(5,423,244)	(4,180,807)

Net Income (Loss) from continuing operations	1,314,653	1,048,938	(846,030)	5,329	(271,230)	(5,753,786)	(4,502,126)

Add back (Income) Expense:

Interest, net	(20,344)	665	(110)	(4,957)	—	345,032	320,286
Taxes	(7,400)	45,189	(30,565)	—	—	735	7,959
Depreciation and Amortization	135,670	87,868	484,341	—	5,439	231,996	945,314

EBITDA Income (Loss) from continuing operations	$1,422,579	$1,182,660	$(392,364)	$372	$(265,791)	$(5,176,023)	$(3,228,567)

For the Six Months Ended June 30, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business	Ad Sales (2)	Properties	Cable TV	Other (3)(4)	Total
Net Revenues	$45,436,255	$3,113,598	$5,036,895	$489,168	$34,000	$—	$54,109,916

Operating Income (Loss)	1,731,835	1,083,963	(414,703)	(3,749)	(315,959)	(5,402,467)	(3,321,080)

Net Income (Loss) from continuing operations	1,706,375	1,083,545	(459,240)	29,533	(315,034)	(6,260,467)	(4,215,288)

Add back (Income) Expense:

Interest	(12,066)	168	(2,159)	(4,794)	—	1,202,813	1,183,962
Taxes	—	250	49,811	—	—	—	50,061
Depreciation and Amortization	136,212	87,246	544,414	—	6,841	236,775	1,011,488

EBITDA Income (Loss) from continuing operations	$1,830,521	$1,171,209	$132,826	$24,739	$(308,193)	$(4,820,879)	$(1,969,777)

For the Three Months Ended June 30, 2007
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business	Ad Sales (2)	Properties	Cable TV	Other (3)	Total
Net Revenues	$34,750,569	$1,639,295	$2,845,876	$282,240	$37,955	$—	$39,555,935

Operating Income (Loss)	913,140	557,396	(296,170)	22,594	(136,873)	(2,372,264)	(1,312,177)

Net Income (Loss) from continuing operations	934,269	538,161	(272,418)	15,521	(136,873)	(2,520,667)	(1,442,007)

Add back (Income) Expense:

Interest, net	(8,316)	319	(28)	(2,626)	—	149,266	138,615
Taxes	(7,400)	18,700	(24,131)	—	—	—	(12,831)
Depreciation and Amortization	71,645	40,990	243,364	—	2,424	110,692	469,115

EBITDA Income (Loss) from continuing operations	$990,198	$598,170	$(53,213)	$12,895	$(134,449)	$(2,260,709)	$(847,108)

For the Three Months Ended June 30, 2006
(unaudited)

	Broadway	Data		Intellectual
	Ticketing (1)	Business	Ad Sales (2)	Properties	Cable TV	Other (3)(4)	Total
Net Revenues	$26,990,600	$1,588,160	$2,756,022	$203,359	$29,000	$—	$31,567,141

Operating Income (Loss)	895,976	476,775	4,039	(28,237)	(161,897)	(2,398,132)	(1,211,476)

Net Income (Loss) from continuing operations	861,130	476,702	(16,713)	(10,839)	(160,972)	(2,379,153)	(1,229,845)

Add back (Income) Expense:

Interest	(1,124)	73	(2,159)	(2,505)	—	565,411	559,696
Taxes	—	—	33,314	—	—	—	33,314
Depreciation and Amortization	67,346	43,637	261,581	—	3,432	121,824	497,820

EBITDA Income (Loss) from continuing operations	$927,352	$520,412	$276,023	$(13,344)	$(157,540)	$(1,691,918)	$(139,015)

(1)	The Broadway Ticketing segment’s EBITDA and Net Income in the second quarter of 2007 as compared to the second quarter of 2006 was negatively impacted by temporary redundant lease expense of $181,243 during the second quarter of 2007 as the Company consolidates its New York offices and $175,000 for a new outdoor advertising initiative launched in June 2007, the revenue impact of which is expected in the fourth quarter of this year.

(2)	The Ad Sales segment includes Internet advertising sales on Hollywood.com, commissions from advertising sales on MovieTickets.com and Internet and other advertising sales by CinemasOnline.

(3)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.

(4)	The Other segment’s EBITDA results for the second quarter of 2006 include $584,000 of gain on a non-cash change in a derivative liability, which favorably impacted the second quarter of 2006 results. The derivative liability was eliminated to additional paid-in-capital during the first quarter of 2007 in accordance with the new SEC pronouncements.